UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2026 (May 4, 2026)

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

__________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2026, Verde Resources, Inc. (the “Company”) entered into an amendment (the “Wong Amendment”) to the employment offer letter, dated September 30, 2022 (the “Wong Offer Letter”), between the Company and Jack Wong, Chief Executive Officer of the Company. The Wong Amendment extended the term of the Wong Offer Letter for five additional years so that the term shall continue in effect until September 30, 2032. A copy of the Wong Amendment is filed as Exhibit 10.1 hereto.

Also on May 4, 2026, the Company entered into an amendment (the “Bava Amendment”) to the employment agreement, dated October 1, 2024 (the “Bava Employment Agreement”), between the Company and Eric J. Bava, Chief Operating Officer of the Company. The Bava Amendment extended the term of the Bava Employment Agreement for five additional years so that the term shall continue in effect until September 30, 2032. A copy of the Bava Amendment is filed as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Employment Offer Letter, dated May 4, 2026, between the Company and Jack Wong
10.2	Amendment to Employment Agreement, dated May 4, 2026, between the Company and Eric Bava
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verde Resources, Inc.

	By:	/s/ Jack Wong
	Name:	Jack Wong
	Title:	Chief Executive Officer

Dated: May 11, 2026

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